ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

140201

Filed in the Office of	Business Number E0008022009-3
[signature]	Filing Number 20100625212-31
Secretary of State	Filed On 08/20/2010
State Of Nevada	Number of Pages 6

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Exchange
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than two constituent entities, check box ☐ and attach an 8 1/2" x 11 " blank sheet listing the entities continued from article one.

808 ENERGY 3, LLC
Name of ***acquired*** entity

Nevada
Jurisdiction

Limited liability company
Entity type *

and,

808 RENEWABLE ENERGY CORPORATION
Name of ***acquiring*** entity

Nevada
Jurisdiction

Corporation
Entity type *

2) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

FILING FEE: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

3) Owner's approval (NRS 92A.200) (options a b or c must be used for each entity) (If there are more than two constituent entities, check box ☐ and attach an 8 1/2" x 11 " blank sheet listing the entities continued from article three):

(a) Owner's approval was not required from

Name of *acquired* entity, if applicable

and, or:

808 RENEWABLE ENERGY CORPORATION

Name of *acquiring* entity, if applicable

(b) The plan was approved by the required consent of the owners of *

808 ENERGY 3, LLC

Name of *acquired* entity, if applicable

and, or:

Name of *acquiring* entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

Name of *acquired* entity, if applicable

and, or;

Name of *acquiring* entity, if applicable

4) Location of Plan of Exchange (check a or b):

☐ (a) The entire plan of exchange is attached;

or,

☒ (b) The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Effective date (optional)*:

6) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230):**

If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article six. ☐

808 ENERGY 1, LLC (executed by 808 Renewable Energy Corporation, its Manager)
Name of acquired entity

X [signature]

Signature

President
Title

8-19-2010
Date

808 RENEWABLE ENERGY CORPORATION
Name of acquiring entity

X [signature]

Signature

President
Title

8-19-2010
Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

** The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ARTICLES OF EXCHANGE
OF
808 RENEWABLE ENERGY CORPORATION,
a Nevada corporation,
AND
808 ENERGY 3, LLC,
a Nevada limited liability company

Pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes, the constituent domestic entities herein named hereby submit the following Articles of Exchange.

ARTICLE I
NAMES; JURISDICTIONS OF ORGANIZATION

The name and jurisdiction of organization of each constituent entity is:

A. 808 RENEWABLE ENERGY CORPORATION, a Nevada corporation (**"808 Renewable"** or the **"Acquiring Entity"**).

B. 808 ENERGY 3, LLC, a Nevada limited liability company (**"808 Energy 3"** or the **"Acquired Entity"**).

ARTICLE II
ADOPTION OF PLAN OF EXCHANGE

A plan of exchange (the **"Plan of Exchange"**) pursuant to which the Acquiring Entity will acquire all of the issued and outstanding Units of Membership Interest (both Class A Units and Class B Units) of the Acquired Entity (not already owned by the Acquiring Entity) in exchange for 808 Renewable Common Stock on a one (1) share for one (1) Unit basis, as a result of which 808 Energy 3 will be acquired by 808 Renewable and become a wholly owned subsidiary of 808 Renewable, has been adopted by each of the Acquiring Entity and the Acquired Entity.

ARTICLE III
OWNERS' APPROVAL OF PLAN OF EXCHANGE

A. *Acquiring Entity.* Pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes, approval of the Plan of Exchange by the owners of 808 Renewable was not required.

B. *Acquired Entity.* Pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes, approval of the Plan of Exchange by the owners of 808 Energy 3 was required. The Plan of Exchange was approved by the required consent of the owners of 808 Energy 3.

ARTICLE IV
PLAN OF EXCHANGE

The complete signed Plan of Exchange is on file at the registered office or other place of business of the Acquiring Entity.

IN WITNESS WHEREOF, pursuant to Section 92A.200 of the Nevada Revised Statutes, these Articles of Exchange have been executed on this 19th day of August 2010 by the President of 808 Renewable, a Nevada domestic constituent entity, and by the Manager of 808 Energy 3, a Nevada domestic constituent entity.

"Acquiring Entity":

808 RENEWABLE ENERGY CORPORATION,
a Nevada corporation

By: ______________________
Patrick S. Carter, President

"Acquired Entity":

808 ENERGY 3, LLC,
a Nevada limited liability company

By: 808 RENEWABLE ENERGY CORPORATION,
a Nevada corporation

By: ______________________
Patrick S. Carter, President

5118123.6250.AOE.103